Exhibit 10.3

LEASE AMENDMENT #1

This Lease Amendment #1 (“Amendment”) dated , June 9, 2006 is by and between 1875/1925 CENTURY PARK EAST COMPANY, a California general partnership (“Landlord”), and 1ST CENTURY BANK, N.A. (“Tenant”).

RECITALS

WHEREAS, 1875/1925 CENTURY PARK EAST COMPANY, a California general partnership, as Landlord, and 1ST CENTURY BANK, N.A., as Tenant, entered into that certain lease agreement dated November 5, 2003 (the “Lease”), wherein there was demised to Tenant by Landlord the Premises consisting of:  1) Premises A, known as Suite D, consisting of 3,626 rentable square feet (3,158 usable square feet) on the ground floor of the building situated at 1875 Century Park East, Los Angeles, California; and 2) Premises B, known as Suite 1400, consisting of 9,316 rentable square feet (8,108 usable square feet) on the 14th floor of the building situated at 1875 Century Park East, Los Angeles, California for a term of approximately ten (10) years commencing June 2, 2004 and terminating June 30, 2014; and

WHEREAS, Landlord and Tenant desire to amend the Lease to provide for changes and modifications as mutually agreed upon effective June 1, 2006; and

NOW, THEREFORE, in consideration of the terms, covenants, conditions and agreements set forth in the Lease and in this Amendment, the parties hereto agree as follows:

1.                                       That the Rentable Area of Premises B as set forth under Paragraphs A(1) and 1.4 of the Lease shall be increased by 3,142 rentable square feet (“Additional Premises”) shown crosshatched on the plan marked Exhibit “A-1” attached hereto and made a part hereof, thereby increasing the total rentable area of Premises B from 9,316 rentable square feet to 12,458 rentable square feet.  The usable area of Premises B shall be increased by 2,735 usable square feet from 8,108 usable square feet to 10,843 usable square feet.

The Rentable Area of Premises A shall remain the same.

2.                                       That the following Rental schedule shall be applicable during the Lease periods shown below and such figures shall be read in Paragraphs A(3), 3.1 and 3.2 of the Lease during the applicable Lease periods.

Lease Period	Annual Rental	Monthly Rental

June 1, 2006 – August 31, 2006	$375,282.00	$31,273.50

September 1, 2006 – December 31, 2006	$455,312.40	$37,942.70

January 1, 2007 – August 31, 2007	$478,613.40	$39,884.45

September 1, 2007 – August 31, 2008	$481,629.72	$40,135.81

September 1, 2008 – June 30, 2009	$484,646.04	$40,387.17

July 1, 2009 – August 31, 2009	$500,180.04	$41,681.67

September 1, 2009 – August 31, 2010	$503,196.36	$41,933.03

September 1, 2010 – August 31, 2011	$506,589.72	$42,215.81

September 1, 2011 – December 31, 2011	$509,606.04	$42,467.17

January 1, 2012 – August 31, 2012	$532,907.04	$44,408.92

September 1, 2012 – August 31, 2013	$536,300.40	$44,691.70

September 1, 2013 – June 30, 2014	$540,070.80	$45,005.90

3.                                       That the Base Year as set forth in Paragraph A(5) of the Lease for the Additional Premises portion of Premises B only shall be the calendar year 2006.

4.                                       That Lessee’s Proportionate Share of the excess Building Operating Costs as set forth under Paragraph A(4) of the Lease shall be increased by 0.36605% from 1.08516% to 1.45121%.

5.                                       That the Security Deposit as set forth in Paragraphs A(6) and 5 of the Lease shall be increased by $10,054.40 from $34,951.50 to $44,005.90.

6.                                       That reference to “Julien J. Studley” in Paragraph 37.5 of the Lease shall be deleted and “None” shall be inserted.

7.                                       That Exhibit “A-1” of the Lease shall be deleted and Exhibit “A-1” attached hereto shall be added.

8.                                       That Tenant accepts the Additional Premises in their “as is” condition, except Landlord shall provide Tenant with an allowance of $62,840.00 (“Allowance”) for Landlord-approved permanent Tenant Improvements to the Additional Premises.  All Tenant Improvements shall be made in accordance with Exhibit “C” and Paragraph 7 of the Lease.

9.                                       That the number “39” as set forth in Paragraph A(10) and Exhibit “G” of the Lease shall be deleted and the number “48” shall be inserted.

10.                                 That this Amendment shall be read with and construed with the aforesaid Lease and all of the terms, covenants, conditions, agreements and limitations set forth in the Lease except as specifically mentioned herein, shall remain and be in full force and effect.  In the event a conflict exists between the terms and conditions of this Amendment and the terms and conditions of the Lease, the terms and conditions of this Amendment shall control.

IN WITNESS WHEREOF the parties have executed this Amendment the day and year first above written.

“TENANT”

1ST CENTURY BANK, N.A.

By:	/s/ Richard S. Cupp

Print Name:	Richard S. Cupp

Its:	President & CEO

By:

Print Name:

Its:

“LANDLORD”

1875/1925 CENTURY PARK EAST COMPANY,

a California general partnership

By:	WP Twin Towers, Inc.,
a California corporation

	By:	/s/ Nadine Watt
Nadine Watt, President

EXHIBIT “A-1”

Additional Premises	Expansion Area

“Floorplan”

WATT PLAZA

1875 CENTURY PARK EAST

Suite 1400

1st Century Bank, N.A.

 12,458 rentable square feet

(10,843 usable square feet)

WATT PLAZA

OFFICE SUBLEASE

1.                                       PARTIES:

                                                This Sublease is entered into as of the 1ST day of JUNE, 2006 by and between  1ST CENTURY BANK, N.A, (“Sublessor”), and SPORTS BUSINESS VENTURES, (“Sublessee”), with reference to the following:

                                                Sublessor as Lessee/Tenant, and 1875/1925 CENTURY PARK EAST COMPANY, a California general partnership, as Lessor/Landlord, entered into a Lease Agreement dated November 5, 2003. [The Lease Agreement was subsequently amended by Amendment #1 between Lessee/Tenant and Lessor/Landlord dated June 1, The Lease Agreement [Amendment #1] shall hereinafter, collectively, be known as the “Master Lease”,

2.                                       PROVISIONS CONSTITUTING SUBLEASE:

                                                This Sublease shall be of no force and effect unless and until the Lessor/Landlord under the Master Lease shall grant its consent in writing thereto and this Sublease is subject to all of the terms and conditions of the Master Lease except as specifically exempted herein and Sublessee shall assume and perform the obligations of Sublessor as Lessee/Tenant in said Master Lease to the extent said terms and conditions are applicable to the Premises subleased pursuant to this Sublease.  Sublessee shall not commit or permit to be committed on the subleased Premises any act or omission which shall violate any term or condition of the Master Lease.  In the event of the termination of Sublessor’s interest as Lessee/Tenant under the Master Lease for any reason, then this Sublease shall terminate coincidentally therewith without any liability of Sublessor to Sublessee.  All of the terms and conditions contained in the Master Lease are incorporated herein except in paragraph 12 as terms and conditions of this Sublease (with each reference therein to Lessor/Landlord and Lessee/Tenant to be deemed to refer to Sublessor and Sublessee) and along with all of the following paragraphs set out in this Sublease, shall be the complete terms and conditions of this Sublease.  In cases of any conflicts between the terms of this Sublease and the terms of the Master Lease, the terms of the Master Lease shall prevail.

3.                                       PREMISES:

                                                Sublessor leases to Sublessee and Sublessee leases from Sublessor, but not by way of assignment, those certain Premises constituting a portion of the 14th floor and containing approximately 3,142 square feet, designated as Suite 1460, in the building located at 1875 Century Park East, Los Angeles, California 90067 (“Premises”).  Sublessee agrees to accept the Premises in an “as is” condition and Sublessor shall not be required to perform any work in the Premises at its expense unless otherwise herein provided.

4.                                       TERM:

                        4a.  The term of this Sublease shall be for a period commencing on JUNE 1, 2006, (“Commencement Date”), and will continue on a MONTH TO MONTH  basis.

                                                4b.  Notwithstanding said Commencement Date, if for any reason Sublessor cannot deliver possession of the Premises to Sublessee on said date, Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is tendered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Premises within ninety (90) days from said Commencement Date, Sublessee may, at Sublessee’s option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease.  If this Sublease is cancelled as herein provided, Sublessor shall return any monies previously deposited by Sublessee and the parties shall be discharged from all obligations hereunder.

                                                4c.  In the event that Sublessor shall permit Sublessee to occupy the Premises prior to the Commencement Date of the term, such occupancy shall be subject to all of the provisions of this Sublease.  Said early possession shall not advance the termination date of this Sublease.

5.                                       RENT:

                                                5a.  BASIC RENT:  Sublessee shall pay to Sublessor as basic rent for the Premises an equal monthly installment of TWO THOUSAND AND 00/100 DOLLARS ($2,000.00), in advance, on the first day of each month of the term hereof.

                                                Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment.  Rent shall be payable without notice or demand and without any deduction, offset, or abatement in lawful money of the United States of America to Sublessor at the address stated herein or to such other person or at such other places as Sublessor may designate in writing.

                                                5b.  RENT ADJUSTMENT: Sublessee shall pay to Sublessor as additional rent as negotiated on a mutually agreeable basis as requested by Sublessor.

6.                                       SECURITY DEPOSIT:

                                                Sublessee shall deposit with Sublessor upon execution hereof the sum of ZERO DOLLARS ($0) as Security Deposit for Sublessee’s faithful performance of Sublessee’s obligations hereunder.  If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee’s default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby.  If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Sublessee’s failure to do so shall be a breach of the Sublease, and Sublessor may at its option terminate this Sublease.  Sublessor shall not be required to keep said deposit separate from its general accounts. Within ten (10) days after the expiration of the term hereof, on condition Sublessee has vacated the Premises and has fully and faithfully performed every provision of this Sublease to be performed by it, the security deposit or any balance thereof shall be returned to Sublessee (or, at Sublessor’s option, to the last assignee, if any, of Sublessee’s interest hereunder) provided however that Sublessor may retain one-half of the security deposit until such time as any amount due from Sublessee in accordance with the rental adjustment provision of this Sublease  has been determined and paid in full.

7.                                       PARKING:

                                                Sublessor hereby grants to Sublessee for its own use its ZERO (0) unassigned parking spaces in the Building of which the Premises form a part, which Sublessee may rent at parking rates as charged by the parking garage operator and subject to the parking agreement of the Master Lease.

8.                                       USE:

The Premises shall be used and occupied only as executive offices for general purposes.

9.                                       DEFAULT:

                                                In the event of default by Sublessee of the payment of rents or in the performance of any other terms and conditions of this Sublease, Sublessor shall have, in addition to whatever other rights and remedies it may have at law or in equity, the same rights and remedies against Sublessee as the Lessor has against Sublessor as Lessee under the Master Lease.

10.                                 ASSIGNMENT AND SUBLETTING:

Neither Sublessee nor Sublessor shall assign this Sublease or any interest therein or further sublet any portion of the Premises or any right or privilege appurtenant thereto without the prior written consent of Lessor/Landlord first had and obtained.

11.                                 NOTICE:

                                                Any notice required and permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail addressed to Sublessee at the Premises or served upon Sublessee or its representative at the Premises, and Sublessor 1875 CENTURY PARK EAST, SUITE 1400, LOS ANGELES, CA 90067.  Either party may by written notice to the other specify a different address for notice purposes except that the Sublessor may in any event use the Premises as Sublessee’s address for notice purposes.

“SUBLESSEE”		Address:

1ST CENTURY BANK, N.A.		1875 CENTURY PARK EAST,

SUITE 1400

By:	/S/ RICHARD S. CUPP	LOS ANGELES, CA 90067

Print Name: Richard S. Cupp

Its: President & CEO

“SUBLESSOR”		Address:

SPORTS BUSINESS VENTURES		1875 CENTURY PARK EAST,

SUITE 1400

By:	/S/ JEFF MARKS	LOS ANGELES, CA 90067

Its: Managing Director